Exhibit 10.1

SECOND AMENDED AND RESTATED
TERM LOAN A NOTE
$1,000,000.00    Irvine, California    February 8, 2012
FOR VALUE RECEIVED, EMRISE CORPORATION, a Delaware corporation (“Parent”), EMRISE ELECTRONICS CORPORATION, a New Jersey corporation (“EEC”), and CXR LARUS CORPORATION, a Delaware corporation (“CXR”) (each of Parent, EEC, and CXR is referred to herein individually as a “Borrower” and, collectively, as the “Borrowers”), hereby jointly and severally promise to pay GVEC RESOURCE IV INC., a company organized under the laws of the British Virgin Islands or its registered assigns (“Payee”), on or before February 28, 2013 (or such earlier date of termination of this Note, whether by prepayment, or by acceleration, the “Maturity Date”), the lesser of (a) ONE MILLION DOLLARS AND ZERO CENTS ($1,000,000.00), and (b) the unpaid principal amount of Second Amended and Restated Term Loan A made by Payee to the Borrowers under the Credit Agreement referred to below, all as more particularly set forth herein. The principal hereof and all interest thereon shall be due and payable as provided below.
Borrowers also hereby jointly and severally promise to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, as follows, notwithstanding anything to the contrary set forth in that certain Credit Agreement, dated as of November 30, 2007 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrowers, the Lenders that are signatories thereto, and Payee, as Arranger and Agent:
From the date hereof and continuing on the same day each month thereafter through the Maturity Date, Borrowers shall pay interest only on the outstanding principal amount hereof at a fixed per annum rate equal to fifteen and one half percent (15.5%). On the Maturity Date, all outstanding principal and interest, if any, and any unpaid fees or costs, and all other amounts due under the Credit Agreement shall be paid in full. Notwithstanding the foregoing, (A) Borrowers shall make a one time principal payment to Payee on February 29, 2012 in the amount of FIVE HUNDRED THOUSAND DOLLARS AND ZERO CENTS ($500,000.00), and (B) provided that Borrowers make an additional principal payment to Payee in the amount of (i) TWO HUNDRED THOUSAND DOLLARS AND ZERO CENTS ($200,000.00) by April 30, 2012, or (ii) TWO HUNDRED TWENTY FIVE THOUSAND DOLLARS AND ZERO CENTS ($225,000.00) at any time from May 1, 2012 through June 30, 2012, or (iii) TWO HUNDRED FIFTY THOUSAND DOLLARS AND ZERO CENTS ($250,000.00) at any time from July 1, 2012 through August 31, 2012, plus (iv) any unpaid fees or costs then due in accordance with the provisions of the Credit Agreement, then the remaining principal balance due under this Note, and all other amounts due under the Credit Agreement, shall be deemed to be paid in full and Payee shall, at Borrowers’ expense, terminate all liens and security interests in favor of Payee.
This Second Amended and Restated Term Loan A Note is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which Second Amended and Restated Term Loan A

Exhibit 10.1

evidenced hereby was made and is to be repaid, including but not limited to any default rates and other fees and costs.
All payments of principal and interest in respect of this Second Amended and Restated Term Loan A Note shall be made in lawful money of the United States of America in same day funds to Agent’s Account for the account of the Lender Group or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Payee hereby agrees, by its acceptance hereof, that before disposing of this Second Amended and Restated Term Loan A Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Second Amended and Restated Term Loan A Note shall not limit or otherwise affect the obligations of the Borrowers hereunder with respect to payments of principal of or interest on this Second Amended and Restated Term Loan A Note.
This Second Amended and Restated Term Loan A Note is subject to mandatory prepayment and to prepayment at the option of Borrowers, each as provided in the Credit Agreement.
THIS SECOND AMENDED AND RESTATED TERM LOAN A NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWERS AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.
Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Second Amended and Restated Term Loan A Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
The terms of this Second Amended and Restated Term Loan A Note are subject to amendment only in the manner provided in the Credit Agreement.
No reference herein to the Credit Agreement and no provision of this Second Amended and Restated Term Loan A Note or the Credit Agreement shall alter or impair the obligations of Borrowers, which are absolute and unconditional, to pay the principal of and interest on this Second Amended and Restated Term Loan A Note at the place, at the respective times, and in the currency herein prescribed.
Borrowers promise, jointly and severally, to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Second Amended and Restated Term Loan A Note. Borrowers and any endorsers of this Second Amended and Restated Term Loan A Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

Exhibit 10.1

Subject to the terms and conditions of that certain Amendment Number 17 to Loan Documents dated as of even date herewith, by and among Borrowers, Payee and , Private Equity Management Group LLC, as Payee’s court-appointed receiver, this Second Amended and Restated Term Loan A Note completely amends and restates that certain Amended and Restated Term Loan A Note issued by Borrowers to Payee on or about August 31, 2010 (the “Original Note”), which Original Note shall, upon execution and delivery of this Second Amended and Restated Term Loan A Note be of no further force or effect.
[Signature Page Follows]

IN WITNESS WHEREOF, the Borrowers have caused this Second Amended and Restated Term Loan A Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

EMRISE CORPORATION	EMRISE ELECTRONICS CORPORATION

By: /s/ Carmine Oliva	By: /s/ Carmine Oliva
Name: Carmine Oliva	Name: Carmine Oliva
Title: Chief Executive Officer	Title: President

CXR LARUS CORPORATION

By: /s/ Carmine Oliva
Name: Carmine Oliva
Title: President

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